AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 2013

REGISTRATION STATEMENT NO. 333-184529

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WOWIO, INC.

(Exact name of registrant as specified in its charter)

Texas	2731	27-2908187
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employee
incorporation or organization)	Classification Code Number)	Identification No.)

9465 Wilshire Blvd., Suite 3015

Beverly Hills, CA 90212

(310) 807-8181

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Brian Altounian

Chief Executive Officer

WOWIO, INC.

9465 Wilshire Blvd., Suite 3015

Beverly Hills, CA 90212

Phone: (310) 807-8181

Fax: (310) 276-2799

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

COPIES TO:

Marcelle Balcombe, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-184529) of Wowio, Inc. is being filed solely to file the XBRL Exhibits. Accordingly this Amendment No. 6 consists solely of the facing page, this explanatory note, the signature page, and the exhibits filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on December 24, 2013.

WOWIO, INC.

By:	/s/ Brian Altounian
Brian Altounian
Chief Executive Officer
(Principal Executive Officer and Principal Financial and
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Dated: December 24, 2013	/s/ Brian Altounian
Brian Altounian, Chief Executive Officer,
Principal Financial and Accounting Officer and Director

Dated: December 24, 2013	/s/ Zachary Pennington
Zachary Pennington, Director